AMENDMENT NO. 1 TO
SECURED CONVERTIBLE
ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE
AND TO LOAN AGREEMENT

Effective on October 11, 2017 (the “Effective Date”), each of (i) the Secured Convertible Original Issue Discount Promissory Note, dated August 21, 2017, issued by VICTORY ENERGY CORPORATION to VISIONARY PRIVATE EQUITY GROUP I, LP in the principal amount of $550,000 (the “Note”), and (ii) the Loan Agreement, dated August 21, 2017 by and between VICTORY ENERGY CORPORATION and VISIONARY PRIVATE EQUITY GROUP I, LP (the “Loan Agreement”), are hereby amended as follows:
1.Increase in Principal Amount. The principal amount of the Note is hereby increased by Seventy-One Thousand, Five Hundred Dollars ($71,500), resulting in an increase in the principal amount of the Note to Six Hundred Twenty-One Thousand, Five Hundred Dollars ($621,500).
2.Increase in Loan Amount. The loan amount of the Note is hereby increased by Sixty-Five Thousand Dollars ($65,000), resulting in an increase in the loan amount of the Note to Five Hundred Sixty-Five Thousand Dollars ($565,000).
3.Original Issue Discount. The Note, as amended by this Amendment No. 1 to Secured Convertible Promissory Note and Loan Agreement, is being issued at an original issue discount of Fifty-Six Thousand, Five Hundred Dollars ($56,500).
4.Extension of Maturity Date. The Maturity Date is extended to November 30, 2017; provided, however, that the Maturity Date shall be accelerated if Borrower raises capital in an amount sufficient to repay the Principal Amount and all other amounts due under the Loan.
5.Option to Loan Additional Amounts. The Lender shall have the option, but not the obligation, to loan to the Borrower up to an additional $250,000 on the terms specified in the Note and Loan Agreement. If the Lender elects to loan additional amounts to the Borrower it shall deliver to the Borrower a written notice that indicates (a) the amount of the additional loan, (b) the new principal amount of the Note, (c) the new loan amount, and (d) the new aggregate original issue discount amount. Such notice, after funding of the additional loan amount, shall automatically, and without any action on the party of the Borrower or the Lender, be deemed to be an amendment to the Note and Loan Agreement that reflects the terms described in the Lender’s written notice. The Lender’s written notice shall be evidence of the additional loan amount absent manifest error.
6.Ratification of Remaining Provisions. Except as expressly set forth herein, all of the provisions of the Note and the Loan Agreement shall remain in full force and effect.
7.
IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to Secured Convertible Original Issue Discount Promissory Note and to Loan Agreement to be executed by its duly authorized officers on the Effective Date.

VISIONARY PRIVATE EQUITY GROUP I, LP, BY: VISIONARY PE GP I, LLC,
its General Partner

By:/s/ Ronald Zamber
Name: Ronald Zamber
Title: Senior Managing Director

VICTORY ENERGY CORPORATION

By:/s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

CONSENT OF ARMACOR

The undersigned, on behalf of Armacor Victory Ventures, LLC, consents to the foregoing amendment to the Loan Agreement and Note which increases the principal amount of the Note as described above.

ARMACOR VICTORY VENTURES, LLC

By: /s/ Rick Salas
Rick Salas, President